UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 10, 2021

SavMobi Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206804	47-3240707
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 502, Unit 1, Building 108, Red Star Sea Phase 3, Dalian Development Zone,

Dalian, Liaoning, China

(Address of principal office)

+86 18904082566

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 10, 2021, SavMobi Technology, Inc., a Nevada corporation (“SVMB” or the “Company”) entered into a Sale and Purchase Agreement (the “Agreement”) with Mr. ZHAO Xindong and Mr. GUO Hengchang (the “Sellers”), who are 33% shareholder and 67% shareholder of Dalian Yuanmeng Media Co., Ltd, a company registered under the laws of People’s Republic of China (“Yuanmeng”), respectively. Pursuant to the Agreement, the Company agreed to acquire 100% of the issued and outstanding stock of Yuanmeng, from the Sellers for an aggregate of United States Dollars fifty million (US$50,000,000) by issuance of ten million (10,000,000) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “Transaction”).

On the closing date of the Transaction, Yuanmeng will become a wholly-owned subsidiary of the Company and the Sellers will own 10,000,000 shares of Common Stock, representing 16.16% of the issued and outstanding Common Stock of the Company.

The consummation of the transactions contemplated by the Agreement is subject to certain customary conditions, including, among others, the accuracy of the representations and warranties. In addition, the Agreement is subject to the approval of the Transaction by the Company’s board of directors and stockholders, and other items.

The closing of the Transaction is expected to occur no later than February 10, 2022.

The Agreement may be terminated by mutual written consent of SVMB and Sellers, or by either SVMB and Sellers in the event that (i) the other party is subject to a government order restraining, enjoining or prohibiting the Transaction, (ii) the other party has been deemed to have committed a material breach of the Agreement, or (iii) the closing of the Transaction has not occurred by February 10, 2022, except if such closing has not occurred as a result of breach by the party seeking to terminate the Agreement.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the full text of such document, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1	Sale and Purchase Agreement, dated as of August 10, 2021, by and among SavMobi Technology, Inc., Mr. ZHAO Xindong, and Mr. GUO Hengchang

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 10, 2021

SavMobi Technology, Inc.

/s/ Ma Hongyu
By:	Ma Hongyu
Title:	Chief Executive Officer

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